UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2011 (December 6, 2011)

KMG Chemicals, Inc.
 (Exact name of registrant as specified in its charter)

TEXAS	000-29278	75-2640529
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9555 W. Sam Houston Pkwy S., Houston, Texas Suite 600	77099
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-600-3800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers;

The annual shareholders meeting was held on December 6, 2011. At that meeting, the shareholders voted to elect all the nominees to our board of directors as follows:

		Votes
Nominees	Votes For	Against	Abstentions
David L. Hatcher	8,256,705	1,100	120,335
J. Neal Butler	8,256,255	1,550	120,335
Gerald G. Ermentrout	8,257,294	511	120,335
Christopher T. Fraser	8,257,305	500	120,335
George W. Gilman	8,256,407	1,401	120,335
John C. Hunter, III	8,256,696	1,112	120,335
Fred C. Leonard, III	8,255,896	1,912	120,335
Stephen A. Thorington	8,257,794	11	120,335
Karen A. Twitchell	8,255,794	2,011	120,335
Richard L. Urbanowski	8,256,255	1,550	120,335

The foregoing persons compose our full board of directors. The shareholders also voted to approve the appointment of UHY LLP as our independent registered public accounting firm for fiscal year 2012. The vote was 10,156,524 for, 13,187 against and 14,315 abstentions. The shareholders also voted to approve our executive compensation. The vote was 7,936,522 for, 42,958 against and 401,136 abstentions. The shareholders voted to approve the frequency of holding an advisory vote for executive compensation as every year. The vote was 7,094,509 for every year, 5,394 for two years, 877,898 for three years and 150 abstentions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KMG Chemicals, Inc.

By:	/s/ John V. Sobchak	Date: December 8, 2011

John V. Sobchak,
Vice President and Chief Financial Officer